                                                                    EXHIBIT 23.2

  We hereby consent to (i) any references to our firm, or (ii) any references to advice rendered by our firm and contained in Amendment No. 3 to the Form S-3 Registration Statement of MAXXAM Inc. (Registration No. 333-69).

                                                   WHARTON LEVIN EHRMANTRAUT
                                                   KLEIN & NASH, P.A.

                                                   By: /s/ ROBERT DALE KLEIN
                                                         Robert Dale Klein

                                                   Dated: April 22, 1996